UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 23, 2009

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	000-25142	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21,2009, the board of directors of Mitcham Industries, Inc. (the "Company") approved, subject to stockholder approval, an amendment to the Mitcham Industries, Inc. Stock Awards Plan to increase the aggregate number of shares of the Company’s common stock authorized for issuance under the plan by an additional 350,000 shares beyond the 899,864 shares initially authorized for issuance under the plan. The stockholders of the Company approved such amendment at the Annual Meeting of Shareholders held on July 23, 2009.

The Company’s Stock Awards Plan (as amended by the above-described amendment, the "Plan") is a broad-based incentive plan that provides for granting stock options, stock appreciation rights, restricted stock awards, performance awards, phantom stock, stock payments, and other stock-based awards to employees, consultants and non-employee directors. A full description of the Plan may be found in the Company’s proxy statement filed with the Securities and Exchange Commission on May 29, 2009. A copy of the Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference. The description of the Plan above is qualified in its entirety by reference to the description in the proxy statement and the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

July 27, 2009	By:	/s/ Robert P. Capps

Name: Robert P. Capps
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Mitcham Industries, Inc. Amended and Restated Stock Awards Plan